EXHIBIT 99.1

      Certification of Chief Executive Officer and Chief Financial Officer under Section 906 of the Sarbanes-Oxley Act of 2002


Each of the undersigned officers hereby certifies that, to his knowledge, (1) the Quarterly Report on Form 10-Q of Productivity Technologies Corp. for the quarter ended December 31, 2002 as to which this Certification is an exhibit fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and (2) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Productivity Technologies Corp.


Signed this 19th day of February 2003.



By: /s/  Samuel N. Seidman
    -------------------------------------
    Samuel N. Seidman
    Chairman, Chief Executive Officer and President



By: /s/  Jesse A. Levine
    --------------------------------------
    Jesse A. Levine
    Vice President, Secretary, Treasurer and Chief Financial Officer